ACKNOWLEDGMENT OF GUARANTORS

Pursuant to the terms of certain Guaranties dated February 1, 2011 and May 8, 2013 (collectively, the “Guaranties”), executed by each of the undersigned in favor of BMO HARRIS BANK N.A., a national banking association, successor by merger to M&I Marshall & Ilsley Bank (the “Bank”), the undersigned have jointly and severally unconditionally guaranteed the prompt payment and full performance of all of the debts, liabilities and obligations of WSI INDUSTRIES, INC., a Minnesota corporation (the “Borrower”) to the Bank, which debts, liabilities and obligations include, without limitation, the obligations of the Borrower under (i) that certain Loan Agreement dated as of February 1, 2011, by and between the Bank and the Borrower (as amended from time to time prior to the date hereof, the “Revolving Loan Agreement”) and (ii) that certain Loan Agreement dated as of May 8, 2013, by and between the Bank and the Borrower (as amended from time to time prior to the date hereof, the “Term Loan Agreement” and, together with the Revolving Loan Agreement, the “Loan Agreements”). Each of the undersigned acknowledges receipt of a copy of the proposed amendments to the Loan Agreements to be dated on or about the date hereof (collectively, the “Amendments”). Each of the undersigned agrees and acknowledges that the Amendments shall in no way impair or limit the rights of the Bank under the Guaranties or any other Loan Document (as such term is defined in the Loan Agreements) to which either of the undersigned is a party, and confirms that by the Guaranties the undersigned continue to jointly, severally and unconditionally guarantee the prompt payment and full performance of all of the debts, liabilities and obligations of the Borrower to the Bank, including without limitation obligations under the Loan Agreements as amended pursuant to the Amendments. In addition, each of the undersigned represents that no events have taken place and no circumstances exist at the date hereof which would give the undersigned grounds to assert a defense, offset or counterclaim to the obligations of the undersigned under the Guaranties or any of the other Loan Documents to which either of the undersigned is a party and there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which the undersigned may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of the Amendments, including, without limitation, any claims, liabilities or obligations arising with respect to the Guaranties or indebtedness incurred pursuant to the Loan Agreements. In consideration of the mutual covenants and conditions set forth above and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned hereby joins in the release of rights and claims set forth in Section 10 of the Amendments. Each of the undersigned hereby confirms that the Guaranties and all other Loan Documents to which either of the undersigned is a party remain in full force and effect, enforceable against the undersigned in accordance with their terms.

This Acknowledgment shall not be construed, by implication or otherwise, as imposing any requirement that Bank notify or seek the consent of either of the undersigned relative to any past or future extension of credit, or modification, extension or other action with respect thereto, in order for any such extension of credit or modification, extension or other action with respect thereto to be subject to the Guaranties, it being expressly acknowledged and reaffirmed that each of the undersigned has under the Guaranties consented to modifications, extensions and other actions with respect thereto without any notice thereof.

Dated as of August 26, 2016.

WSI INDUSTRIES CO.,		WSI ROCHESTER, INC.,
a Minnesota corporation		a Minnesota corporation

By:	/s/ Paul D. Sheely	By:	/s/ Paul D. Sheely
	Paul D. Sheely, Chief Financial Officer		Paul D. Sheely, Chief Financial Officer